AGREEMENT FOR SALE AND PURCHASE OF ASSETS
BETWEEN DOUGLAS J. RUGG AND GOLFGEAR INTERNATIONAL, INC.

1.	Preamble.  This Agreement for Sale and Purchase of Assets
("Agreement") is made effective May 8, 1998 between DOUGLAS J. RUGG, an individual (hereinafter referred to as "SELLtR"), and GOLFGEAR INTERNATIONAL, INC., a Nevada corporation (hereinafter referred to as ("PURCHASER").

SELLER wishes to sell to PURCHASER, and PURCHASER wishes to purchase, certain assets of SELLER, relating to SELLER's business located at 125 Industrial Way, Costa Mesa, California 92627, as specified in this Agreement.

THEREFORE, the parties agree as follows:

2.	Sale Agreement.  SELLER agrees to sell and convey to
PURCHASER, and PURCHASER agrees to purchase upon execution of this Agreement as specified in Paragraph 1, the properties, rights and interests enumerated in Paragraph 3.

3.	Assets to be Sold.  The assets to be conveyed to PURCHASER
("Assets") are:

(a)	All SELLER's rights and interest in and to the design of a
golf bag and a golf bag carrying case, identified on Schedules A and B respectively, which shall include technology know-how, and all documentation thereto;

(b)	The design to all eye-wear which is currently in development;

(c)	The name "Executive Trail Blazer Golf Bag";

(d)	All books, records and customer and supplier lists used in
SELLER's business;

(e)	All SELLER's rights and interest in and to patents,
trademarks, rights under contracts, leases, and claims or causes of action related to the Assets or SELLER's business, as set forth in Schedules A and B attached hereto;

(f)	All inventory relating to golf bags and sunglasses,
including "in process", "finished" and parts therefor; and

(g)	All machinery and equipment relating to the assembly and/or
shipping of the inventory.

4.	Purchase Price.  In consideration for the sale of the
property described in Paragraph 3, PURCHASER shall deliver, after execution of this Agreement, to SELLER the following:

(a)	The sum of $10,000.00, prior receipt of which is hereby
acknowledged by SELLER.

(b)	Shares of PURCHASER's Common Stock equal to $250,000.00,
which will be valued at the average closing bid price for the five trading days prior to the execution of this Agreement and which will be Rule 144 stock subject to no more than a one-year restriction and subject to "piggyback" registration rights to be granted to SELLER.

(c)	PURCHASER shall pay to SELLER a three percent (3 %) royalty
on gross sales of all SELLER's merchandise and products sold by PURCHASER after the date of this Agreement; said royalty to be paid to SELLER on a quarterly basis commencing September 30, 1998.

5.	Consulting Agreement.  The PURCHASER, or its wholly-owned
subsidiary, shall enter into a consulting agreement with SELLER in the form attached hereto as Schedule C.

6.	SELLERS's Representations and Warranties.

(a)	Title to Assets.  SELLER represents that he has good and
clear title to all assets being transferred hereunder and that there are no liens, encumbrances, security interests, threatened litigation, pending litigation or any other potential title which would effect the assets in any manner.

(b)	Authorization.  The execution and delivery of this agreement
by SELLER and the conveyance	provided in it have been duly authorized by
all necessary action, and is avalid and binding agreement on SELLER.

(c)	Ownership of Assets.  SELLER is the owner of the Assets and
has fullpower to transfer the Assets free and clear of all liens, encumbrances, security interests, equities, options, claims, charges, and restrictions.

(d)	Actions and Proceedings.  There are no actions, suits, or
proceedings pending or, to SELLER's knowledge, threatened against SELLER before any court, administrative agency, or other judicial body affecting or relating to the Assets.

(e)	Technology Know-How.  SELLER represents and warrants that he is and has been the owner of the technological know-how which is the subject of this Agreement; that he is the developer of the technology and holds no patents or copyrights on the technology know-how, and that SELLER knows of no competing patents or copyrights of others which relate to the technology know-how covered by this Agreement. However, SELLER has not undertaken any infringement search and, therefore, makes no warranty or representation concerning the existence of any such patents or copyrights. As used herein, "technology know-how" shall mean confidential software, documentation describing hardware and software used by SELLER, for the practice of the design and manufacture of golf bags and sunglasses, the designs and operating or manufacturing information on such drawings and related documents, which SELLER represents are the confidential and proprietary information and property of SELLER and are subject to copyright protection as unpublished works under Title
17 United States Code; and all other information of SELLER in tangible form which is useful or necessary for the practice of design and manufacture of SELLER's products.

(f)	Covenant Not to Compete.  SELLER agrees, for a period of
four (4) years from execution of this Agreement, not to compete with PURCHASER in the business of manufacture or design of golf bags, golf travel bags or sunglasses which are the subject of this Agreement.

(g)	Compliance With Laws.  Neither the execution and delivery of this Agreement, nor any instrument or agreement to be delivered by SELLER to PURCHASER pursuant to this Agreement, nor the compliance with the terms and provisions thereof by SELLER, will result in the breach of any applicable statute or regulation promulgated thereunder, or any administrative or court order or decree nor will such compliance conflict with, or result in the breach of any agreement or other instrument to which SELLER is a party, or by which SELLER is or may be bound, or constitute an event of default or default thereunder, or with the lapse of time or the giving of notice or both constitute an event of default thereunder.

(h)	Representation and Warranties.  No representation by SELLER
in this Agreement or any documents provided hereunder contains or will contain any untrue statement or omits or will omit to state any material fact necessary to make the statements contained herein not misleading. All representations and warranties made by SELLER in this Agreement and any documents provided hereunder are true and correct.

(i)	Investment Representations.  SELLER acknowledges that
PURCHASER's Common Stock (hereinafter referred to as the "Securities") to be received in exchange for the sale of SELLER's Assets has not been registered under the Securities Act of 1933, as amended (the "1933 Act") or qualified under the California Securities Law of 1968, as amended (the "California Securities Law") on the ground that no distribution or public offering of the SELLER's Securities is to be effected, and that in this connection PURCHASER is relying in part on the representations of the SELLER set forth herein.

(1).	SELLER is receiving the Securities for its own account for
investment purposes and not as nominee or agent for any other persons.

(2).	By reason of its business or financial experience and/or by
reason of SELLER's pre-existing relationship with PURCHASER, SELLER has the capacity to protect its own interests in connection with the transactions contemplated hereunder and is able to bear the risks of an investment in PURCHASER.

(3).	SELLER has acquired sufficient information about PURCHASER
to reach an informed decision to acquire the SELLER's Securities.

(4).	SELLER represents that it is acquiring the Securities for
its own account for investment purposes and not with a view to, or for sale in connection with, any distribution thereof in a manner contrary to Section 5 of the 1933 Act or of the California Securities Law and Rules and Regulations of the California Commission of Corporations thereunder.

(j)	Transfer of Securities.  None of the Securities to be
acquired by the SELLER pursuant to this Agreement shall be transferable except upon the conditions specified in this Paragraph, which conditions are intended to insure compliance with the provisions of the 1933 Act in respect to the transfer of such Securities.

(k)	Legend.  Unless and until otherwise permitted by this Paragraph, each certificate or other document evidencing any of the PURCHASER's Securities shall be endorsed with a legend substantially in the following form:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 9133, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR
OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 9133, AS AMENDED,
(B) IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT, OR (C) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BY SUCH TRANSFER."

(l)	Restriction on Transfer.  None of the securities shall be
transferred, and PURCHASER shall not be required to register any such transfer on the books of PURCHASER, unless and until one of the following events shall have occurred:

(1)	PURCHASER shall have received an opinion of counsel, in form and substance reasonably acceptable to PURCHASER and its counsel, stating that the contemplated transfer is exempt from registration under the 1933 Act as then in effect, and the Rules and Regulations of the Securities and Exchange Commission (the "Commission") thereunder. Within five business days after delivery to PURCHASER and its counsel of such an opinion, PURCHASER either shall deliver to the proposed transferor a statement to the effect that such opinion is not satisfactory in the reasonable opinion of its counsel (and shall specify in detail the legal analysis supporting any such conclusion) or shall authorize PURCHASER's transfer agent to make the requested transfer;

(2)	PURCHASER shall have been furnished with a letter from the
Commission in response to a written request in form and substance acceptable to counsel for PURCHASER setting forth all of the facts and circumstances surrounding the contemplated transfer, stating that the Commission will take no action with regard to the contemplated transfer;

(3)	The Securities are transferred pursuant to a registration
statement which has been filed with the Commission and has become effective; or

(4)	The Securities are transferred pursuant to and in accordance with Rule 144 promulgated by the Commission under the 1933 Act.

(m)	Registration of Securities.  So long as SELLER or its
transferees shall hold any of the Securities of PURCHASER, PURCHASER agrees that if, at any time after six months from execution of this Agreement and prior to a date which is twelve
(12) months following the execution, the PURCHASER shall take action to register any of its securities under the Securities Act of 1933, as amended, other than on Form S-8 or Form S-4, it will give SELLER or its transferees written notice promptly of its intention in that regard, and if registration, other than on Form S-8 or Form S-4, of any such Securities held by SELLER or its transferees is then possible under the then applicable laws and regulations and practices of the Securities and Exchange Commission, and subject to the approval of the underwriter, and if SELLER or its transferees shall within 15 days after receipt of any such notice request PURCHASER to do so, PURCHASER will, at its own expense, take action to register such Securities which it shall have been requested to register at the same time, and it will use its best efforts that such registration of such Securities shall become effective and to the end that no "Stop Order" with respect to such registration shall be issued. Commissions and other Underwriter's costs and expenses, if any, shall be paid by SELLER on any of the Securities it sells through the registration.

In addition to the rights above-provided, the PURCHASER will cooperate with the then holders of the Securities in preparing and signing any registration statement in addition to the registration statement discussed above, required in order to sell or transfer the Securities and will supply all information required therefor, but such additional registration statement shall be at the then holders' expense, unless the PURCHASER elects to register or qualify additional shares of the PURCHASER's common stock, in which case the cost and expense of such registration statement will be pro-rated between the PURCHASER and the holders of the Securities to the aggregate sales price of all the securities being issued.

7.	PURCHASER's Representations and Warranties.  PURCHASER
represents and warrants that:

(a)	Corporate Organization.  PURCHASER is a corporation duly
organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified to do business in the State of California. If PURCHASER forms a corporation to take title to certain of the Assets, such corporation will be duly organized, validly existing and in good standing under the laws of the State of California and the corporation will have full power and authority to enter into this Agreement and perform the transactions contemplated herein. The corporation will be duly qualified to do business in the State of California.

(b)	Binding Nature.  This Agreement shall be, when duly executed and delivered, a legal and binding obligation of PURCHASER, enforceable in accordance with its terms.

(c)	Representations and Warranties.  No representation or
warranty by PURCHASER in this Agreement contains or will contain any untrue statement or omits or will omit to state a material fact necessary to make the statements contained herein not misleading. All representations and warranties made by PURCHASER in this Agreement shall be true and correct as of execution of this Agreement with the same force and effect as if they had been made on and as of such date.

(d)	Compliance With Laws.  Neither the execution and delivery of this Agreement, nor any instrument or agreement to be delivered by SELLER to PURCHASER pursuant to this Agreement, nor the compliance with the terms and provisions thereof by SELLER, will result in the breach of any applicable statute or regulation promulgated thereunder, or any administrative or court order or decree nor will such compliance conflict with, or result in the breach of any agreement or other instrument to which SELLER is a party, or by which SELLER is or may be bound, or constitute an event of default or default thereunder, or with the lapse of time or the giving of notice or both constitute an event of default thereunder.

(e)	Valid Issuance.  The common stock to be delivered to SELLER will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

8.	Liabilities.

(a)	No Assumption of Liabilities.

(1)	SELLER acknowledges that PURCHASER is acquiring SELLER's
Assets hereunder without any assumption of SELLER's liabilities except to the extent herein expressly provided;

(2)	SELLER agrees to hold PURCHASER harmless against any and all claims, demands and expense of any nature relating to product, service, and professional liability against PURCHASER arising prior to execution of this Agreement; and

(3)	There are no undisclosed liabilities relating to the Assets
other than as stated in this Agreement or Schedules annexed hereto.

9.	Items to be Delivered by SELLER.  SELLER hereby delivers to
PURCHASER:

(a)	Transfer Documents.  Assignments, bills of sale, and such
other instruments in form reasonably satisfactory to PURCHASER, as ate required to grant PURCHASER title to, or SELLER's interest in, the Assets as provided in this Agreement.

(b)	Records and Customer Lists.  All books, records, and customer and supplier lists used in SELLER's business other than corporate books and records.

(c)	Indemnification.  SELLER agrees to indemnify and hold
PURCHASER harmless from and against any loss, cost, claim, liability, or expense suffered or incurred by PURCHASER from and after execution of this Agreement arising from or connected with SELLER's ownership of the Assets or operation of its business prior to execution of this Agreement.

10.	Items to be Delivered by PURCHASER.  PURCHASER herewith
delivers to SELLER:

(a)	Purchase Price.  A check in the amount of $10,000, made
payable to SELLER, receipt of which is hereby acknowledged by SELLER, together with Certificates of PURCHASER's Common Stock in the name of SELLER in an amount equal to $250,000.00 pursuant to the terms and conditions of valuation in Paragraph 4(2) above.

(b)	Indemnification.  PURCHASER agrees to indemnify and hold
SELLER harmless from and against any loss, cost, claim, liability, or expense suffered or incurred by SELLER from the execution of this Agreement arising from or connected with PURCHASER's ownership of Assets or operation of PURCHASER's business after the execution of this Agreement.

11.	Brokerage.  Each party hereto represents and warrants to the other than no broker is entitled to any commission, or similar fee, in connection with the making and carrying out of this Agreement.

12.	Effectiveness.  This Agreement supersedes any and all
agreements, if any, previously made between the parties relating to the subject matter hereof, and there are no understandings or agreements other than those included herein.

13.	Notices and Communications.  All notices, requests, demands, and othercommunications under this Agreement shall be in writing and
delivered in person or sent bycertified mail,	postage prepaid or by telefax
and properly addressed as follows:

To the SELLER:

Douglas J. Rugg, President
125 Industrial Way
Costa Mesa, CA 92627
Telefax (949) 722-1370

To the PURCHASER:

Donald A. Anderson, President
GolfGear International, Inc.
5481-A Commercial Drive
Huntington Beach, CA 92647
Telefax (714) 899-4284

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the respective party hereto.

14.	Non-waiver.  No delay or failure on the part of either party in exercising any right hereunder, and no partial or single exercise thereof, will constitute a waiver of such right or of any other right hereunder.

15.	Headings.  Headings in this Agreement are for convenience
only and are not to be used for interpreting or construing any provision hereof.

16.	PURCHASER's Designees.  PURCHASER intends to cause a
corporation to be organized prior to the execution of this Agreement to take title to certain of SELLER's Assets. PURCHASER shall have the right to designate such corporation as the party to which any of SELLER's Assets shall be conveyed and transferred by SELLER at the execution of this Agreement, but no such designation shall relieve PURCHASER of any liabilities and obligations hereunder.

17.	Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of California against both parties to this Agreement.

18.	Independent Legal Counsel.  Each party has had his or its
attorney review this Agreement and/or give advice with respect to, among other things, the legal and tax consequences of executing this Agreement and the subsequent transactions contemplated hereunder. Attorney for Purchaser (Gary C. Wykidal) does not represent Seller and has not given Seller legal, tax or any other advice with respect to this Agreement or the transactions contemplated hereunder.

19.	Arbitration.  Any dispute arising out of or concerning this
Agreement shall be handled in accordance with the Rules and Regulations of the American Arbitration Association. Said arbitration shall be held in Orange County, California and shall be binding. The prevailing party shall be entitled to, among other relief, attorney fees and costs.

20.  Counterparts.  This Agreement may be executed in one or more counterparts, of which may be deemed an original, but all of
which together, shall constitute one and the same	instrument.

21.	Binding Nature.  The provisions of this Agreement shall be
binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

22.	Survival of Representations and Warranties.  Except as
otherwise expressly limited in this Agreement or the Schedules annexed, the representations and warranties of PURCHASER and SELLER extended hereunder shall survive for a period of twelve
(12) months after the execution of this Agreement. Each party against whom liability is asserted under the provisions of this Agreement shall be given the opportunity to participate, directly or through its authorized representative, at its cost and expense, in the conduct of any negotiations relating to the settlements of any liability or any other proceeding instituted by any third party against either SELLER or PURCHASER, as the case may be, giving rise to the alleged breach.

23.	Expenses.  Except as otherwise expressly provided herein,
each party shall pay all of its own expenses incidental to the negotiation and preparation of the documentation and financial statements relating to this Agreement and for entering into and carrying out the terms and conditions of this Agreement and consummating the transactions, irrespective of whether the transactions contemplated shall be consummated.

24.	Amendment; Successors and Assigns.  This Agreement shall not be altered or otherwise amended except pursuant to any instrument in writing signed by all of the affected parties hereto. Neither party may assign any of its rights, obligations, or liabilities arising hereunder without the prior written consent of the other, except as otherwise provided herein, any such assignment or attempted assignment shall be null and void.

25.	Third Party Beneficiaries.  Except for their proper heirs,
successors, and assigns, the parties hereto intend that no third party shall have any rights or claims by reason of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above-written.

GOLFGEAR INTERNATIONAL, INC.


By: /s/ Donald Anderson
        Donald Anderson
        President

DOUGLAS J. RUGG


/s/ Douglas J. Rugg
    Douglas J. Rugg

SCHEDULE A

(Drawings Showing Design of Golf Bag)

SCHEDULE B

(Drawings Showing Design of Golf Bag Carrying Case)

SCHEDULE C

SELLER CONSULTING AGREEMENT

This Consulting Agreement is made and entered into as of the 8th day of May, 1998, by and between GOLFGEAR INTERNATIONAL, INC., a Nevada corporation (the "Company") and DOUGLAS J. RUGG, an individual (the "Consultant").

RECITALS

WHEREAS, the Company has developed certain proprietary technology relating to the design and manufacturing of golf clubs;

WHEREAS, the Company is in the business of manufacturing and selling golf clubs and golf accessories (hereinafter collectively referred to as the "Products");

WHEREAS, Consultant is experienced in the design of golf bags and related products and wishes to provide consulting services to the Company with respect to the Company's marketing endeavors;

WHEREAS, the Company desires to utilize the services of Consultant.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and with reference to the above Recitals, the parties hereby agree as follows:

1.	Services.

a.	Design and Marketing Services.  Consultant shall provide
services with respect to advising the Company on matters relating to the marketing and design of the Company and its colf bag line of products. This shall include interfacing with media, developing an overall marketing plan which shall include introduction to and coordinating colf event promotions and ba-distribution. These services shall also include attendance at promotional events. Compensation for actual attendance at promotional events shall be acreed upon on a case by case basis.

b.	General Duties of Consultant.  During the term of this
Agreement, Consultant shall have the full and complete obligation and responsibility for the performance of the duties as contemplated under this Agreement. Consultant shall devote, during the term of this Agreement, such of his time, energy and skill as is necessary in the performance of his duties as contemplated hereunder. It is anticipated that Consultant will work no more than eight (8) hours per month in fulfilling obligations imposed pursuant to this Agreement.

c.	Assignment.  Consultant may not assign the consulting
obligations hereunder to an entity or person.

2.	Compensation.  Consultant shall be compensated for services
contemplated pursuant to the consideration paid under the Agreement for Sale and Purchase of Assets dated the same date hereof. Additionally consultant shall be compensated as follows:

a.	Finder's Fee.  In addition to the compensation above, the
Company shall pay Consultant a finder's fee in the amount of ten percent (10%) of any equity financing received as a result of introductions made by the direct efforts of Consultant.

b.	Compensation for actual attendance at promotional events
shall be agreed upon on a case by case basis.

3.	Term of the Agreement.  This Agreement shall be effective
until December 31, 1999. At the end of this period, the parties may renew this Agreement for a one year period (or other agreed upon period) under mutually agreeable terms and conditions. This Agreement may be terminated by the Company in the event Consultant fails to provide services as contemplated herein. hi such event, the Company shall give Consultant written notice identifying the reason for proposed termination and allow Consultant a reasonable opportunity to cure any such breach.

4.	Cooperation.  The Company agrees that it shall cooperate
with Consultant to the extent that is reasonably necessary to allow Consultant to perform any of the applicable services set forth in Paragraph 1 above.

5.	No Authority to Bind.  It is understood and agreed that
Consultant is not acting as an agent for or on behalf of the Company and nothing contained in this Agreement shall be construed as authority for Consultant to bind the Company or obligate the Company to any agreement or contract.

6.	Exclusivity.  During the term of this Agreement, Consultant
agrees not to consult with or advise, either formally or informally, directly or indirectly, with any other golf companies or golf products that compete with, or tend to compete with, the Company's Products.

7.	Confidentiality/Covenant Not To Unfairly Compete.
Consultant understands that he may, during the relationship as contemplated under this Agreement, become aware of or develop certain business and/or marketing practices, business plans, methods of operations and other similar information which the Company deems proprietary and confidential. Consultant hereby acknowledges that such information is in fact proprietary and agrees not to directly or indirectly disclose this information or compete with the business of the Company, or the proposed business of the Company that may exist from time to time without the prior written consent of the Company.

8.	Independent Contractor.  At all times during the term of this
Agreement, the Consultant is and shall be an independent contractor in providing the consulting services hereunder, with the sole right to supervise, manage, operate, control, and direct the performance incident to such consulting services. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever as partners, joint venturers, employer, employee, principal, or agent for either the Company or the Consultant with respect to the indebtedness, liabilities, or obligations of each other or of any other person or entity.

9.	Responsibility for Payment of Taxes.  Consultant shall be
responsible for any and all withholding tax including income tax or other employment taxes that may be required to be withheld and/or paid as the result of any cash or non-cash compensation received under this Agreement.

10.	Attorneys' Fees.  In the event of any litigation to interpret or enforce any provisions of this Agreement, a court of competent jurisdiction may award the prevailing party reasonable attorneys' fees and costs.

11.	Governing Law.  This Agreement shall be governed by and
construed in accordance with the laws of the state of California applicable to agreements made and to be performed therein.

12.	Independent Counsel.  Consultant acknowledges that this
Agreement has been prepared by counsel to the Company, and said counsel does not represent Consultant. Consultant. has been advised to consult with an independent attorney of his own choice for the purpose of reviewing this Agreement and giving legal advice on behalf of Consultant with respect thereto.

13.	Arbitration.  In the event of any controversy or dispute
arising out of this Agreement including, without limitation, the interpretation of any of the provisions hereof, any party shall give a Notice to other parties advising each of them of such controversy or dispute in reasonable detail. Upon receipt of such Notice by all of the parties, the parties shall work together in good faith for thirty (30) days from the date of receipt of such Notice by each party to resolve such controversy or dispute. In the event that such controversy or dispute is not resolved within said time period, such controversy or dispute shall be submitted to neutral, binding arbitration in Orange County, California, before the American Arbitration Association under the commercial arbitration rules then in effect. Any award or decision obtained from any such arbitration proceeding shall be final and binding. Any arbitration award or decision and any judgment thereon may be entered and enforced in any court having jurisdiction thereof. No action at law or in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court except (a) an action to compel arbitration pursuant to this subsection; or (b) an action to enforce an award obtained in an arbitration proceeding in accordance with this section.

14.	Severability.  The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15. 	Notices.  Any notices required or permitted to be given
hereunder shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth below or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery, or mailing.

	IF TO COMPANY:		     Don Anderson
            					     GolfGear International, Inc.
					                 5481-A Commercial Drive
					                 Huntington Beach, CA 92649
					                 Telefax (714) 899-4284

	IF TO CONSULTANT:	   Douglas J. Rugg
              					125 Industrial Way
            					Costa Mesa, CA 92627
          					Telefax (949) 722-1370

16.	Waiver or Breach.  It is agreed that a waiver by either
party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

17.	Entire Agreement and Binding Effect.  This Agreement,
contains the entire agreement between the parties hereto with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributes, successors and assigns.

18.	Assignment.  This Agreement may not be transferred or assigned by either party without the prior written consent of the other party.

19.	Headings.  The section headings appearing in this Agreement
are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

20.	Amendments.  This Agreement may not be amended except by a
writing si-ned by all the parties hereto.

21.	Counterparts.  This Agreement may be executed in
counterparts, each of which shall be deemed an original and all of which together shall constitute an Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the dateand year written above.

GOLFGEAR INTERNATIONAL, INC.


By: /s/ Donald Anderson
        Donald Anderson
        President

DOUGLAS J. RUGG


/s/ Douglas J. Rugg
    Douglas J. Rugg